UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2006
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, California 94105
(Address of principal executive offices, zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California 94177
(Address of principal executive offices, zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2006, the Board of Directors of Pacific Gas and Electric Company (Utility) approved an arrangement for Thomas B. King, President and Chief Executive Officer of the Utility, that provides (1) if he remains employed by the Utility, PG&E Corporation, or any of their affiliates until age 55, and if he chooses to retire before age 65, he would be entitled to receive an unreduced pension benefit, and (2) an award of restricted phantom stock units with an aggregate value of $1 million, as discussed below.

Under the Utility’s defined benefit pension plan, employees who are at least 55 years old with a minimum of five years of consecutive service may retire before age 65 with a reduced pension benefit. The applicable reduction factors depend on the age of the retiring employee and years of service. Under the arrangement, Mr. King’s pension benefit will not be reduced by the reduction factor that would otherwise be applicable if he retires before age 65. Assuming that Mr. King’s salary will increase four percent annually and that he retires at age 55, the elimination of the early retirement reduction factors in calculating Mr. King’s pension benefit is estimated to provide $1.5 million in net present value to Mr. King upon retirement. Any enhanced pension benefit that may become payable to Mr. King would be paid from the PG&E Corporation Supplemental Executive Retirement Plan.

The Nominating, Compensation and Governance Committee of the PG&E Corporation Board of Directors awarded Mr. King 25,233.41 restricted phantom stock units with an aggregate value of $1 million based on the closing stock price of PG&E Corporation common stock on July 12, 2006 (the date of grant) of $39.63, as reported on the New York Stock Exchange. The restricted phantom stock units will vest five years after the date of grant, provided that Mr. King is still employed by the Utility, PG&E Corporation, or any of their affiliates. Vesting of the restricted phantom stock units and Mr. King’s right to receive the unreduced pension benefit are subject to acceleration under certain circumstances associated with Mr. King’s death, disability, or termination of employment. The vesting of the restricted phantom stock units and Mr. King’s right to the unreduced pension benefit also would accelerate upon a Change in Control of PG&E Corporation (as defined in the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP)) if these modifications to Mr. King’s compensation arrangements are not assumed by the Acquiror (as defined in the LTIP).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: July 18, 2006	By:	/s/ Linda Y.H. Cheng

LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 18, 2006	By:	/s/ Linda Y.H. Cheng

LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary